UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2010

TALEO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 452-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 1, 2010, Taleo Corporation (“Taleo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Taleo, Cajun Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Taleo (“Sub”), Learn.com, Inc., a Delaware corporation (“Learn.com”), and with respect to Articles VII, VIII and IX only, James Riley as Stockholder Representative and U.S. Bank National Association as Escrow Agent. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Taleo will acquire Learn.com, through the merger of Sub with and into Learn.com (the “Merger”).

Pursuant to the Merger Agreement, Taleo will pay consideration consisting of approximately $125 million in cash, subject to deductions of approximately $1.6 million for certain specified items and subject to further adjustment for third party expenses. In addition, Taleo will offer up to $2 million of interim financing in connection with the acquisition, and such amounts, if any, drawn down by Learn.com and outstanding as of the closing of the transaction will be deducted from the purchase price. The consideration will be paid in exchange for all of the outstanding capital stock of Learn.com and the vested options to acquire shares of Learn.com common stock. Approximately ten percent (10%) of the consideration will be placed into escrow for twelve months following the closing to be held as security for losses incurred by Taleo in the event of certain breaches of the representations and warranties contained in the Merger Agreement or certain other events. The escrowed consideration will consist solely of cash. Taleo will not assume any options to acquire shares of Learn.com common stock. All options to acquire shares of Learn.com common stock will become immediately vested, cancelled and converted into a right to receive an amount in cash.

The Merger has been approved by both companies’ boards of directors and is subject to the approval of Learn.com’s stockholders, regulatory approvals and customary closing conditions. The Merger Agreement contains certain termination rights for both Taleo and Learn.com.

The foregoing description is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

On September 1, 2010, Taleo issued a press release announcing that it entered into a definitive agreement to acquire Learn.com, Inc. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 1, 2010, by and among Taleo Corporation, Cajun Acquisition Corp., Learn.com, Inc. and with respect to Articles VII, VIII and IX only, James Riley as Stockholder Representative and U.S. Bank National Association as Escrow Agent.

99.1	Press release dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/S/ KATY MURRAY
Katy Murray
Executive Vice President and Chief Financial Officer

Date: September 1, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 1, 2010, by and among Taleo Corporation, Cajun Acquisition Corp., Learn.com, Inc. and with respect to Articles VII, VIII and IX only, James Riley as Stockholder Representative and U.S. Bank National Association as Escrow Agent.

99.1	Press release dated September 1, 2010.